EXHIBIT 99.1

Cinedigm Announces Second Quarter Fiscal 2016 Financial Results
Content and Entertainment Revenues up 30% and Total Revenues up 17% vs. prior year
LOS ANGELES (November 9, 2015) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the second quarter of fiscal 2016, which ended September 30, 2015.
Financial Summary
●	Content and entertainment revenues were $11.7 million, an increase of 30% from the prior year quarter
●	Year-to-date content and entertainment revenues are up 29% from the prior year
●	Non-deployment (Entertainment and Services) revenues were $14.8 million, an increase of 25% from the prior year quarter
●	Consolidated revenues were $27.7 million, an increase of 17% from the prior year quarter
●
Consolidated adjusted EBITDA was $11.4 million, a decrease of 9% from the prior year quarter, primarily due to investment in the OTT business, where we have three channels in operation this year versus one last year

●	Non-deployment adjusted EBITDA was a loss of $0.9 million versus $1.4 million in positive EBITDA in the prior year, primarily due to the increased OTT investment noted above
Highlights
●	In aggregate, the Company now has nearly 1.4 million app installs across all three OTT channels, with two channels (CONtv and Dove) launched this fiscal year
●
Dove Channel launched September 15 with over 1,600 hours of family-friendly premium content. Dove has over 145,000 installations on Android, iOS and Roku in the first 55 days, and more than 36,000 registered users

●	CONtv is showing accelerating adoption with nearly 600,000 app installations to date and continued strong growth each month since its launch with almost 100,000 registered users
●	Docurama continues to achieve steady growth with high average viewership and will soon launch an SVOD option

●	Strong net physical (DVD/Blu-ray) sales benefited from increased retail facings and lower returns as compared to the prior year quarter, driving 30% sales growth in the quarter
●	The Company successfully released the award-wining documentary, A BRAVE HEART, THE LIZZIE VELASQUEZ STORY and the highly acclaimed film, MEADOWLAND, to strong reviews
"We are very pleased with the successful launch and early consumer adoption of the Dove Channel, which further accelerates the momentum of our OTT business." said Chris McGurk, Chairman and CEO. "Additionally, the 30% revenue growth in our content and entertainment business is very encouraging. We will continue to invest in OTT and are aggressively pursuing new channel partnerships and bundling arrangements with key distributors for our channels. We also continue to pursue key strategic partnerships and related capital raise opportunities."
Second Quarter Fiscal 2016 Detailed Results
Revenues in our Phase I and Phase II Deployment businesses reflect the wide release of 33 titles in both three month periods ended September 30, 2015 and September 30, 2014. Two blockbuster titles released in the three months ended September 30, 2015, accounted for the increase over the prior period. Revenue generated by our Services segment increased as a result of the higher VPFs earned by our Phase I and II deployment businesses. Revenues at our Content & Entertainment segment increased, due to good performance of key releases and significantly fewer product returns compared to the same period in the prior year.
Adjusted EBITDA (including the results of Phase 1 and Phase II Deployments segments) decreased 9% compared to the three months ended September 30, 2014.  The reconciliation of Adjusted EBITDA for the three months ended September 30, 2015, also takes into consideration goodwill impairment, legal and other professional fees, primarily related to activist shareholder proposals, and a recovery related to a the settlement of the GVE litigation net of related expenses recorded in the period. The decrease in adjusted EBITDA compared to the prior period primarily reflects higher operating expenses that reflect our increased investment in the OTT business, where we now have three channels in full operation versus one last year.
The Company made principal payments of $38.8 million on our long-term debt arrangements in the six months ended September 30, 2015.
During the period, we recorded an $18.0 million impairment charge for Goodwill in our content and entertainment unit that had no cash impact on the Company. This Goodwill was materially derived from our Gaiam Vivendi Entertainment acquisition in the fall of 2013.
"We are pleased that net retail sales of physical products and digital sales performed well for us during this seasonally slow quarter," said Jeffrey Edell, Chief Financial Officer. "Looking forward, our focus is on generating new business, maintaining sell-in and managing returns. Additionally, non-deployment EBITDA will be impacted in the near term by our continued investment in our OTT business."

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, Goodwill impairment, litigation related expenses, stock-based compensation and expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to net income (loss) calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.
Conference Call
Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on November 9, 2015.
To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning November 9, 2015 at 7:30 p.m. EST, through November 14, 2015 at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 74328562.
About Cinedigm
Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television. The company's library of films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, NFL, Shout Factory, Hallmark, Jim Henson and more.
Additionally, given Cinedigm's infrastructure, technology, content and distribution expertise, the Company has rapidly become a leader in the quickly evolving over-the-top digital network business. Cinedigm's first channel, DOCURAMA, launched in May 2014, and is currently available on iOS, Roku, Xbox and Samsung, with additional platforms currently being rolled out. Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015. The Company's third OTT channel, DOVE CHANNEL, launched on September 15, 2015 and is a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove Foundation.
Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]
Safe Harbor Statement
 Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
	September 30, 2015	March 31, 2015
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$18,963	$18,999
Accounts receivable, net of allowance for doubtful accounts of $936 and $597, respectively	64,867	59,591
Inventory	2,938	3,210
Unbilled revenue	4,096	5,065
Prepaid and other current assets	18,714	20,078
Total current assets	109,578	106,943
Restricted cash	8,983	6,751
Property and equipment, net	80,826	98,561
Intangible assets, net	28,865	31,784
Goodwill	8,701	26,701
Other assets	1,953	2,277
Total assets	$238,906	$273,017
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$75,817	$77,147
Current portion of notes payable, non-recourse	30,840	32,973
Current portion of notes payable	—	24,294
Current portion of capital leases	673	640
Current portion of deferred revenue	2,629	2,760
Total current liabilities	109,959	137,814
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs of $5,164 and $5,938, respectively	101,555	118,387
Notes payable, net of current portion and unamortized debt issuance costs of $3,392 and $750, respectively	79,667	21,000
Capital leases, net of current portion	4,520	4,855
Deferred revenue, net of current portion	9,274	10,098
Total liabilities	304,975	292,154
Stockholders' deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at September 30, 2015 and March 31, 2015, respectively. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A and Class B stock; Class A stock 210,000,000 stock authorized; 77,857,873 and 77,178,494 stock issued and 75,085,433 and 77,075,614 stock outstanding at September 30, 2015 and March 31, 2015, respectively; 1,241,000 Class B stock authorized and issued and zero stock outstanding at September 30, 2015 and March 31, 2015, respectively	78	77
Additional paid-in capital	267,660	277,984
Treasury stock, at cost; 2,772,440 and 51,440 Class A common shares at September 30, 2015 and March 31, 2015, respectively	(2,839)	(172)
Accumulated deficit	(333,746)	(300,350)
Accumulated other comprehensive loss	(27)	(57)
Total stockholders' deficit of Cinedigm Corp.	(65,315)	(18,959)
Deficit attributable to noncontrolling interest	(754)	(178)
Total deficit	(66,069)	(19,137)
Total liabilities and stockholders' deficit	$238,906	$273,017

CINEDIGM CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenues	$27,704	$23,721	$50,532	$46,578
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	8,388	3,311	15,680	11,815
Selling, general and administrative	9,509	8,213	18,327	15,811
Provision for doubtful accounts	—	78	339	172
Restructuring, transition and acquisition expenses, net	63	817	196	1,763
Goodwill impairment	18,000	—	18,000	—
Litigation settlement recovery, net of expenses	(1,208)	91	(410)	202
Depreciation and amortization of property and equipment	9,427	9,391	18,784	18,767
Amortization of intangible assets	1,463	1,464	2,922	3,349
Total operating expenses	45,642	23,365	73,838	51,879
Income (loss) from operations	(17,938)	356	(23,306)	(5,301)
Interest expense, net	(5,192)	(4,993)	(10,322)	(10,028)
Loss on extinguishment of debt	—	—	(931)	—
Other income (expense), net	124	(39)	232	100
Change in fair value of interest rate derivatives	(68)	84	(66)	(175)
Loss from continuing operations	(23,074)	(4,592)	(34,393)	(15,404)
Income from discontinued operations	—	293	—	442
Loss on sale of discontinued operations	—	(3,045)	—	(3,045)
Net loss	(23,074)	(7,344)	(34,393)	(18,007)
Net loss attributable to noncontrolling interest	741	—	1,175	—
Net loss attributable to controlling interests	(22,333)	(7,344)	(33,218)	(18,007)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(22,422)	$(7,433)	$(33,396)	$(18,185)
Net loss per Class A and Class B common stock attributable to common stockholders - basic and diluted:
Loss from continuing operations	$(0.35)	$(0.06)	$(0.51)	$(0.20)
Loss from discontinued operations	—	(0.04)	—	(0.03)
Net loss attributable to common stockholders	$(0.35)	$(0.10)	$(0.51)	$(0.23)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	63,236,908	76,748,753	65,200,093	76,659,162

Following is the reconciliation of our consolidated Adjusted EBITDA to consolidated GAAP loss from continuing operations:

	For the Three Months Ended September 30,
($ in thousands)	2015	2014
Loss from continuing operations	$(23,074)	$(4,592)
Add Back:
Depreciation and amortization of property and equipment	9,427	9,391
Amortization of intangible assets	1,463	1,464
Interest expense, net	5,192	4,993
Other income, net	(124)	39
Change in fair value of interest rate derivatives	68	(84)
Stock-based compensation and expenses	401	407
Goodwill impairment	18,000	—
Restructuring, transition and acquisition expenses, net	63	817
Professional fees pertaining to activist shareholder proposals and compliance	500	39
Litigation and related expenses	942	91
Litigation settlement recovery	(2,150)	—
Net loss attributable to noncontrolling interest	741	—
Adjusted EBITDA	$11,449	$12,565

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(9,032)	$(9,019)
Amortization of intangible assets	(11)	(12)
Income from operations	(3,301)	(2,174)
Adjusted EBITDA from non-deployment businesses	$(895)	$1,360

	For the Six Months Ended September 30,
($ in thousands)	2015	2014
Loss from continuing operations	$(34,393)	$(15,404)
Add Back:
Depreciation and amortization of property and equipment	18,784	18,767
Amortization of intangible assets	2,922	3,349
Interest expense, net	10,322	10,028
Loss on extinguishment of debt	931	—
Other income, net	(232)	(100)
Change in fair value of interest rate derivatives	66	175
Stock-based compensation and expenses	1,073	1,025
Goodwill impairment	18,000	—
Restructuring, transition and acquisition expenses, net	196	1,763
Professional fees pertaining to activist shareholder proposals and compliance	800	39
Litigation and related expenses	1,740	202
Litigation settlement recovery	(2,150)	—
Net loss attributable to noncontrolling interest	1,175	—
Adjusted EBITDA	$19,234	$19,844

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(18,066)	$(18,037)
Amortization of intangible assets	(19)	(23)
Income from operations	(4,347)	(5,204)
Adjusted EBITDA from non-deployment businesses	$(3,198)	$(3,420)